Exhibit 99.4
Where We Are Headed

Herrick Management:
Functional Area	2006	Where We Are Headed
Engineering Projects	A large number of engineering projects were underway — each controlled at regional level. Few projects were being completed and many were producing little or no revenue	We are aiming to achieve faster completion rates for the projects and generate better margins and profitability from projects, thanks to our prioritization process and focus on top few projects
•   Initiative: Projects portfolio review process; Profit to investment ranking metric on projects

Control of Projects	Because product-development projects were controlled regionally, Tecumseh frequently invested in duplicate projects in different regions	We are eliminating duplication and strengthening global brand identity as we implement company-wide standards for new-product development and as we launch projects that utilize our global pool of resources

Manufacturing Footprint	Tecumseh lacked a meaningful presence in crucial markets — despite having	We are improving customer satisfaction and reducing costs through initiatives to:
	14 manufacturing facilities	• Optimize manufacturing and warehousing locations
• Build a new presence in two key markets, Mexico and China

Oversight of Manufacturing Operations	No company-wide process for oversight of manufacturing objectives, quality or performance — each country	We are standardizing quality globally; streamlining manufacturing; establishing greater accountability. Initiatives include:
	operation set different objectives	• Management Scorecard • Key Performance Indicators • Lean Initiative • Global Quality Road Map Process

Herrick Management:
Functional Area	2006	Where We Are Headed
Purchasing Process	Each region handled its own purchasing and sourcing independently	As we standardized parts to get best sources, we also are minimizing the impact of currency fluctuations
• Initiative: Replace nine regional purchasing centers with one global sourcing team

Operations Tracking	Limited ability to forecast or track corporate sales, financial performance or inventory levels	We are more efficiently using our working capital, improving product delivery times and improving inventory turns
• Launched a Sales Inventory & Operations Planning process, which for the first time gives us the ability to plan a year ahead
• Planning team includes local members so we enhance local control
• Regional supplier development

Financial Processes	Lack of detailed consolidated information, processes and formal financial analysis function hampered ability to effectively forecast and budget.	We launched initiatives to enhance margin management, spending controls, financial decision-making and competitive benchmarking

Sales & Marketing Initiatives	Loss of business due to uncompetitive pricing — and the losses were	We are creating price premiums as we strengthen our brand perception:
	accelerated by eroding brand equity. We lacked of marketing plans or brand management, had weak sales channel strategies in key, emerging markets (China, Southeast Asia, Eastern Europe, and Russia)	• Pricing decisions based on total competitive value delivered • Redefine marketing plans, marketing segment based on strategic direction • Introduce strong strategic global marketing
• Better organize marketing communications initiatives

Herrick Management:
Functional Area	2006	Where We Are Headed
Employee Compensation and Performance Management	No structure, performance management or talent management processes	We are creating global structures and processes established in each area with differentiated pay for top performers and a robust talent management culture

Employee Communications	Very limited employee communication	We are establishing communication forums and technologies established to inform employees of strategy and to solicit inputs

Corporate Governance	• Outdated committee charters and governance guidelines	• Updated committee charters and corporate governance guidelines
	• Insufficient attention to compliance systems	• Implemented a “Say on Pay” policy, providing an advisory shareholder vote on executive compensation
• Antiquated dual-class capital structure
	• No systematic board evaluation and nomination process	• Approved a recapitalization transaction, subject to shareholder approval -will eliminate the poison pill and Class A protection provision
• Strengthened director qualifications by bringing in Edwin L. Buker, William E. Aziz, and Jeffry N. Quinn as directors in 2007
• Continuing to strengthen director independence and qualifications
• Performed thorough search for 2009 Board nominees with assistance of Korn-Ferry, the world’s largest executive recruiting firm